[LOGO OMITTED]

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE                              CONTACT:  Investor Relations
November 19, 2003                                            804-217-5897



                               DYNEX CAPITAL, INC.

                ANNOUNCES CHANGES TO 2001, 2002 AND YEAR-TO-DATE
                2003 STATEMENT OF OPERATIONS, WITH NO ANTICIPATED
                  IMPACT TO PREVIOUSLY REPORTED BALANCE SHEETS
                                  OR CASH FLOWS


     Dynex Capital, Inc. (NYSE: DX) today reported that the Company will be adjusting its accounting for certain transactions in 2001, 2002 and 2003 regarding its investment in a delinquent property tax receivable security. As a result of this adjustment, the Company will be restating its consolidated statements of operations for the years ended December 31, 2001 and 2002, and for the three months ended March 31, 2003 and June 30, 2003, and is revising its previously reported results for the three and nine months ended September 30, 2003. There is no anticipated impact on the Company's consolidated balance sheet, total reported shareholders' equity, common book value per share, or cash flows for any of the above periods as a result of the restatement.

         The restatement relates to the recognition of other-than-temporary impairment charges on and reclassification of a delinquent property tax receivable debt security from available-for-sale to held-to-maturity in the fourth quarter of 2001. In 2001, the Company had recorded other-than-temporary impairment charges of $6.3 million in the statement of operations and a reduction in the carrying value of the tax receivable security of $18.1 million as an adjustment to accumulated other comprehensive loss included in shareholders' equity after consultation with its independent auditors. The Company subsequently amortized a portion of this $18.1 million in 2002 and 2003 on a level-yield basis as a reduction in accumulated other comprehensive loss and as an increase in the carrying value of the tax receivable security. As a result of further other-than-temporary impairment charges proposed on this security in the third quarter 2003, the Company reviewed the accounting for the security in connection with the 2001 audited financial statements, and determined that the $18.1 million previously recorded as an adjustment to accumulated other comprehensive loss should have been recorded as an impairment charge in the statement of operations in 2001. The Company has further determined that interest income should have then been recorded in 2002 and 2003 based on estimated collections on a level-yield basis.

         The Company anticipates that the impact of this restatement will be to increase reported net loss in 2001 by $18.1 million, decrease reported net loss in 2002 by $5.5 million, decrease reported net loss for the three-months ended September 30, 2003 by $10.2 million, and decrease reported net loss for the nine-months ended September 30, 2003 by $12.6 million. The Company reported its results for the three and nine months ended September 30, 2003 in a press release dated November 10, 2003, and has not yet filed its Quarterly Report on Form 10-Q for such period.

     Attached is a summary of the Company's revised results for the above referenced periods. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, when filed, will reflect the accounting treatment set forth above. The Company will be revising its 2001 and 2002 results by amending its Annual Report on Form 10-K for 2002, and will amend its Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2003 and June 30, 2003 to reflect the above restatements.

         Dynex Capital, Inc. is a financial services company that elects to be treated as a real estate investment trust (REIT) for federal income tax purposes.

Note: This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. The words "believe", "expect", "forecast", "anticipate", "estimate", "project", "plan", and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. As discussed in the Company's filings with the SEC, these factors may include, but are not limited to, changes in general economic and market conditions, disruptions in the capital markets, fluctuations in interest rates, the accuracy of subjective estimates used in determining the fair value of certain financial assets of the Company, the impact of recently issued financial accounting standards, increases in costs and other general competitive factors.
                                      # # #

                               DYNEX CAPITAL, INC.
                      Consolidated Statements of Operations
                          (Thousands except share data)


                                                  Year Ended December 31, 2001            Year Ended December 31, 2002
                                                  ----------------------------            ----------------------------
                                                 As Previously       As Restated          As Previously      As Restated
                                                    Reported                                Reported
                                                 -------------       -----------          -------------      -----------

Net interest margin                                  $28,410           $28,410                $15,186          $20,670

Net loss on sales, impairment charges               ($20,954)         ($39,078)              ($18,299)        ($18,299)
   and litigation

Net loss                                             ($3,085)         ($21,209)              ($14,844)         ($9,360)

Net income (loss) to common shareholders              $4,632          ($13,492)              ($24,430)        ($18,946)

Net income (loss) per common share:
     Basic and diluted                                 $0.41            ($1.18)                 $2.25           ($1.74)

                               DYNEX CAPITAL, INC.
                      Consolidated Statements of Operations
                          (Thousands except share data)



                                           Three Months Ended September 2003           Nine Months Ended September 2003
                                           ---------------------------------           --------------------------------
                                          As Previously                                As Previously
                                            Reported             As Restated             Reported           As Restated
                                            --------             -----------             --------           -----------

Net interest margin                          $2,010                $3,001                ($4,049)              ($613)

Impairment charges                         ($11,480)              ($2,277)              ($13,685)            ($4,482)

Net loss                                   ($10,695)                ($501)              ($22,081)            ($9,442)

Net loss to common shareholders            ($11,886)              ($1,692)              ($14,042)            ($1,403)

Net loss per common share:
    Basic and diluted                       ($1.09)                ($0.16)                ($1.29)             ($0.13)